UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO
SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting material pursuant to Section 240.14a-12

FIRST CAPITAL INVESTMENT CORPORATION

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

First Capital Investment Corporation
410 Park Avenue, 14th Floor
New York, NY 10022
800-690-6903

NOTICE FROM THE COMPANY

To First Capital Investment Corporation Stockholders:

As you are aware, the Annual Meeting of Stockholders (the “Annual Meeting”) of First Capital Investment Corporation, a Maryland corporation (the “Company,” “we,” or “us”) will be held on August 7, 2018, at 10:00 a.m. local time at our offices located at 410 Park Avenue, 14th Floor, New York, New York 10022. The purposes of the meeting are to:

1.

consider and vote upon the election of three members of the board of directors of the Company (the “Board of Directors” or the “Board”) (each, a “Director”) to hold office until the 2019 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

2.

consider and vote upon an investment advisory and administrative services agreement by and between First Capital Investment Corporation and FCIC Advisors LLC (“FCIC Advisors”) (the “New Advisory Agreement”);

3.	consider and ratify the appointment of Malone Bailey, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018; and
4.	transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

In connection with Proposal 2 above, we wanted to provide you with an updated table of annual Company fee schedules and operating expenses that will likely be affected by the proposed New Advisory Agreement. When considering how to vote on Proposal 2, please consider the updated table below rather than the table included in the Definitive Proxy Statement distributed on or about July 18, 2018. If you have already voted, you have the right to change your vote any time before the Annual Meeting. If you have not yet voted, we would appreciate your vote as soon as possible. The Board of Directors recommends voting IN FAVOR of Proposals 1, 2, and 3.

Annual Company Fee Schedules and Operating Expenses that will likely be affected by the proposed New Advisory Agreement.

First Capital Investment Corporation Shown as a % of Average Monthly Gross Assets Unless Otherwise Specified	Actual 2017 Expenses under Original Advisory Agreement	Pro Forma Expenses

Management fee:

Subordinated incentive fee on income:

Hurdle rate:

Catch-up threshold:

Incentive fee on capital gains:

Other expenses:

Total expenses:

Less expense reimbursement:

Total expenses after expense reimbursement:

	2.00% 20.00% of pre-incentive fee net investment income 7.00% of adjusted capital 8.75% of adjusted capital 20.00% of incentive fee capital gains 0.15% 2.15% 0.15% 2.00%	2.00% 20.00% of pre-incentive fee net investment income 2.00% of adjusted capital 2.50% of adjusted capital 20.00% of incentive fee capital gains 1.00%* 3.00% 0.00% 3.00%

*Assumes average AUM of $10 million

We greatly appreciate your attention to this matter and thank you for your continued support.

Sincerely,

By Order of the Board of Directors

Derek Taller

Frank Grant
Jeff Davi

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON AUGUST 7, 2018. THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT www.proxyvote.com.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend, WE URGE YOU TO READ THE PROXY STATEMENT AND EITHER COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD. YOUR PROMPT RESPONSE WILL HELP AVOID POTENTIAL DELAYS AND MAY SAVE THE COMPANY SIGNIFICANT ADDITIONAL EXPENSE ASSOCIATED WITH SOLICITING STOCKHOLDER VOTES. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

Stockholders may request copies of the Company’s annual report (the “Annual Report”), without charge, by writing to First Capital Investment Corporation, 410 Park Avenue, 14th Floor, New York, NY 10022. The proxy statement and the Annual Report are also available on the Company’s website at www.proxyvote.com. If you plan on attending the Annual Meeting and voting your Shares in person, you will need to bring photo identification in order to be admitted to the Annual Meeting. To obtain directions to the Annual Meeting, please call the Company’s transfer agent at (415) 223-1716.